Exhibit 4.2

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P.

February 9, 2017

THIS AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P. (the “Amendment”) is entered into effective as of the date first above written pursuant to Article 11 of the Amended and Restated Agreement of Limited Partnership of Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership (“Partnership”), dated as of December 31, 2014, as amended from time to time (the “Agreement”), by and between Benefit Street Partners Realty Trust, Inc., a Maryland corporation, as the General Partner (the “General Partner”), and Benefit Street Partners Realty Trust LP, LLC, a Delaware limited liability company (the “BSP Limited Partner”). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

WHEREAS, the General Partner and the BSP Limited Partner desire to amend the Agreement to change the name of the Partnership from ARC Realty Finance Operating Partnership, L.P. to Benefit Street Partners Realty Operating Partnership, L.P., which name became effective with the Secretary of State of the State of Delaware pursuant to a Certificate of Amendment on February 2, 2017;

WHEREAS, the General Partner and the BSP Limited Partner desire to amend the Agreement to change the name of the General Partner from ARC Realty Finance Trust, Inc. to Benefit Street Partners Realty Trust, Inc., which name became effective with the Maryland State Department of Assessments and Taxation pursuant to an Articles of Amendment on January 30, 2017;

WHEREAS, the General Partner and the BSP Limited Partner desire to amend the Agreement to change the name of the BSP Limited Partner from ARC Realty Finance Trust LP, LLC to Benefit Street Partners Realty Trust LP, LLC, which name became effective with the Secretary of State of the State of Delaware pursuant to a Certificate of Amendment on January 31, 2017; and

WHEREAS, the General Partner and the BSP Limited Partner desire to amend Article 12 and Exhibit A of the Agreement to change the addresses of the Partnership, General Partner and BSP Limited Partner.

NOW THEREFORE, in consideration of the foregoing, of mutual covenants expressed between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments

(a)    The name of the Partnership is hereby Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership.
(b)    The name of the General Partner is hereby Benefit Street Partners Realty Trust, Inc., a Maryland corporation.
(c)    The name of the BSP Limited Partner is hereby Benefit Street Partners Realty Trust LP, LLC, a Delaware limited liability company, which shall be referred to as the BSP Limited Partner.
(d)    Article 12.1 and Exhibit A are hereby amended to change the addresses of the General Partner, the Partnership and the BSP Limited Partner as follows:

To the General Partner            Benefit Street Partners L.L.C.
9 West 57th Street, Suite 4920
New York, New York 10019

To the Partnership            Benefit Street Partners L.L.C.
9 West 57th Street, Suite 4920
New York, New York 10019

To the BSP Limited Partner        Benefit Street Partners L.L.C.
9 West 57th Street, Suite 4920
New York, New York 10019

2.	Miscellaneous

(a)    Except as specifically amended hereby, the Agreement shall continue in full force and effect. This Amendment shall not itself be amended. Any future amendment to the Agreement shall be effected in accordance with the terms thereof.

(b)    This Amendment contains the entire understanding among the Partners, and supersedes any prior written or oral agreement between them, respecting the subject matter hereof. This Amendment shall be governed by the laws of the State of Delaware in the same manner as the Agreement (as set forth in Section 12.8 thereof).

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment to the Agreement is effective as of the date first above written.

GENERAL PARTNER: BENEFIT STREET PARTNERS REALTY TRUST, INC. By: /s/ Jerome Baglien__________________________ Name: Jerome Baglien Title: Authorized Signatory

BSP LIMITED PARTNER:
BENEFIT STREET PARTNERS REALTY TRUST LP, LLC

By:    Benefit Street Partners Realty Trust, Inc., its Member

By:    /s/ Jerome Baglien
Name:    Jerome Baglien
Title:     Authorized Signatory

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